Exhibit 99.1

CERTIFICATE TO ELIMINATE

CERTIFICATES OF DESIGNATION

OF

6.75% CUMULATIVE CONVERTIBLE PREFERRED STOCK

AND

6.00% CUMULATIVE CONVERTIBLE PREFERRED STOCK

OF

CHESAPEAKE ENERGY CORPORATION

Pursuant to Section 1032.G.1 of the Oklahoma General Corporation Act

The undersigned officers of Chesapeake Energy Corporation, an Oklahoma corporation (the "Corporation"), hereby certify in accordance with Section 1032.G.1 of the Oklahoma General Corporation Act that on June 9, 2006, the Corporation's Board of Directors adopted the following resolutions to eliminate from the Corporation's Certificate of Incorporation all matters set forth in the Corporation's Certificate of Designation of 6.75% Cumulative Convertible Preferred Stock filed with the Oklahoma Secretary of State on November 13, 2001 with respect to the series of preferred stock of the Corporation designated 6.75% Cumulative Convertible Preferred Stock, par value $0.01 per share, and the Corporation's Certificate of Designation of 6.00% Cumulative Convertible Preferred Stock filed with the Oklahoma Secretary of State on March 3, 2003 with respect to the series of preferred stock of the Corporation designated 6.00% Cumulative Convertible Preferred Stock, par value $0.01 per share:

WHEREAS, the Corporation has exercised its right to convert all remaining outstanding 6.75% Cumulative Convertible Preferred Stock, par value $0.01 (the "6.75% Preferred Stock"), into common stock of the Corporation in accordance with the Corporation's Certificate of Designation of 6.75% Cumulative Convertible Preferred Stock, filed with the Oklahoma Secretary of State on November 13, 2001 (the "6.75% Preferred Stock Certificate of Designation"); and

WHEREAS, no shares of the 6.75% Preferred Stock remain outstanding, and under the 6.75% Preferred Stock Certificate of Designation no shares of the 6.75% Preferred Stock may be issued in the future;

NOW, THEREFORE, BE IT RESOLVED, that the 6.75% Preferred Stock Certificate of Designation be eliminated from the Corporation's Certificate of Incorporation in accordance with the provisions of Section 1032.G.1 of the Oklahoma General Corporation Act (the "Act").

WHEREAS, the Corporation has exercised its right to convert all remaining outstanding 6.00% Cumulative Convertible Preferred Stock, par value $0.01 (the "6.00% Preferred Stock"), into common stock of the Corporation in accordance with the Corporation's Certificate of Designation of 6.00% Cumulative Convertible Preferred Stock, filed with the Oklahoma Secretary of State on March 3, 2003 (the "6.00% Preferred Stock Certificate of Designation"); and

WHEREAS, no shares of the 6.00% Preferred Stock remain outstanding, and under the 6.00% Preferred Stock Certificate of Designation no shares of the 6.00% Preferred Stock may be issued in the future;

NOW, THEREFORE, BE IT RESOLVED, that the 6.00% Preferred Stock Certificate of Designation be eliminated from the Corporation's Certificate of Incorporation in accordance with the provisions of Section 1032.G.1 of the Act.

FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized to execute, acknowledge and file with the Oklahoma Secretary of State a certificate to eliminate setting forth these resolutions of the Board of Directors and, when such certificate becomes effective, eliminating from the Corporation's Certificate of Incorporation all matters set forth in the Corporation's 6.75% Preferred Stock Certificate of Designation and the Corporation's 6.00% Preferred Stock Certificate of Designation.

WE, THE UNDERSIGNED, certify that the facts herein stated are true, and we have accordingly executed this Certificate this 26th day of June, 2006.

By:	/s/ AUBREY K. McCLENDON
Aubrey K. McClendon
Chairman and Chief Executive Officer

ATTEST
/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Secretary